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                                                                   EXHIBIT 10.30

                                PROMISSORY NOTE

Principal Amount: $134,700                               Date: November 20, 2001
                                                             St. Louis, Missouri

FOR VALUE RECEIVED, Doug Bruce ("Borrower"), an individual hereby promises to pay to the order of Stereotaxis, Inc. (the "Company") at its offices in St. Louis, Missouri, (a) on November 20, 2006 (the "Maturity Date") the principal amount of One Hundred Thirty Four Thousand Hundred Dollars ($134,700.00), (b) interest on such principal amount at a rate equal to 7.0% per annum, and (c) any and all other sums which may be owing to the Company by the Borrower pursuant to this Note. Interest shall be calculated on the basis of a 360-day year. This Promissory Note ("Note") and all accrued interest thereon shall be due and payable on November 20, 2006, five years after the date of the Note.

The Borrower shall have the right to prepay the principal of this Note, in whole or in part, at any time or times. Notwithstanding the foregoing, Borrower shall repay this Note ON DEMAND in the event Borrower, as applicable, (i) ceases to be an employee of the Company, whether voluntarily or otherwise, (ii) ceases to perform consulting services for Company.

The principal amount of, and all interest on, this Note are with recourse to Borrower. Any amounts paid pursuant to this Note are non-refundable and may not be re-borrowed.

If this Note is placed in the hands of an attorney for collection, or suit is brought on same, or same is collected through probate, bankruptcy or insolvency proceedings of any nature, or by other judicial proceedings, Borrower agrees to pay all fees associated with such collection including reasonable attorney's fee in addition to the principal and interest then owing.

Borrower hereby waives presentment for payment, demand, notice of nonpayment, protest and notice of protest.

No amendment, modification or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and separately acknowledged in writing by the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Each and every right granted to Company under this Note or allowed to it at law or in equity is deemed cumulative and such remedies may be exercised from time to time concurrently or consecutively at Company's option.

No failure on the part of the Company to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (Borrower) and us (Company) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

This Note shall be governed by and construed in accordance with the laws of the State of Missouri.

BORROWER

/s/ DOUGLAS M. BRUCE
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Douglas Bruce

11-20-01
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Date




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